Exhibit (a)(9)

           FORM OF LISTING OF STOCK OPTIONS THAT QUALIFY FOR EXCHANGE


BE Aerospace, Inc.      OUTSTANDING AND EXERCISABLE BY PRICE       Page:
                        AS OF 6/23/2003                            File:
                        Price is greater than or equal to 12       Date:
                        Subsidiary is equal to ExP                 Time:
                        ID is equal to 358

                                       Option      Expiration     Remaining       Option       Shares            Shares
Name           ID      Number          Date           Date      Life in Years     Price        Outstanding       Exercisable
----------   ------   ----------     ----------    -----------  --------------   -------       -----------      --------------



                                                                                               -----------      -------------
                    TOTALS                                            Avg. Life         Avg. Out
                                                                                        Avg. Exer.

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